PRELIMINARY PROXY CARD, SUBJECT TO CHANGE, DATED JANUARY 15, 2009

3 EASY WAYS TO VOTE YOUR PROXY
PROXY TABULATOR
P.O. Box 859232	Vote by Mail: Check the appropriate boxes on the reverse side of this proxy card, date
Braintree, MA 02185-9232	and sign below and return in the postage-paid envelope provided.
Vote by Phone: Call toll free 1-800-830-3542. Follow the recorded instructions.
Vote via the Internet: Log on to www.2voteproxy.com. Follow the on-screen instructions.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
OF THE TAMARACK VALUE FUND

A portfolio of Tamarack Funds Trust

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned constitutes and appoints Erik R. Preus, David P. Lux and Lee Greenleigh, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to represent and to vote all shares of Class A, Class C, Class R and Class S stock of the Tamarack Value Fund held of record by the undersigned on January 6, 2009, as designated below, at the Special Meeting of Shareholders of the Tamarack Value Fund at RBC Plaza (19th Floor), 60 South Sixth Street, Minneapolis, Minnesota 55402 on Friday, March 20, 2009 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

        This proxy will be voted as specified. By voting by telephone, via the Internet or by signing and dating this proxy card, you authorize the proxies to vote the proposals as indicated or marked, or if not indicated or marked, to vote “FOR” the proposals, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournments or postponements thereof. Even if you plan to attend the Special Meeting, to help ensure that your vote is represented, please vote (1) by telephone; (2) via the Internet; or (3) by completing and mailing this proxy card at once in the enclosed envelope. If you vote by telephone or via the Internet, you do not need to mail in your proxy card.

Dated: _________________________

__________________________________________ Signature(s)

The signature on this proxy should correspond exactly with the name of the shareholder as it appears on the proxy. If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

Please fill in boxes as shown using black or blue ink or number 2 pencil.	[X]
PLEASE DO NOT USE FINE POINT PEN

The Board of Trustees recommends that you vote FOR the Agreement and Plan of Reorganization and FOR the proposal to adjourn the special meeting.

1.	Proposal to approve an Agreement and Plan of Reorganization pursuant to which all of the assets of the Tamarack Value Fund will be transferred to the Hennessy Select Large Value Fund, a newly formed series of Hennessy Funds Trust, in exchange for Ordinary Class shares of the Hennessy Select Large Value Fund, which will be distributed pro rata by the Tamarack Value Fund to its Class A, Class C, Class R and Class S shareholders, and the Hennessy Select Large Value Fund’s assumption of the Tamarack Value Fund’s stated liabilities:

FOR	AGAINST	ABSTAIN
|_|	|_|	|_|

2.	Proposal to adjourn the special meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the Agreement and Plan of Reorganization:

FOR	AGAINST	ABSTAIN
|_|	|_|	|_|

3.	In their discretion upon such other business as may properly come before the meeting.

Please check box at right if you will be attending the meeting.	|_|

PLEASE SIGN AND DATE ON THE REVERSE SIDE.